Exhibit 23.3

Consent of Leverone & Company, Independent Accountants

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Corning Clinical Laboratories Inc. of our report dated November 10, 1994 relating to the financial statements of Moran Research Labs (not presented separately herein) as of and for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Leverone & Company
Leverone & Company

Billerica, Massachusetts
December 10, 1996


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